Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement Form S-8 of our report dated March 28, 2016, with respect to the consolidated financial statements of Capricor Therapeutics, Inc. and Subsidiary for the years ended December 31, 2015 and 2014.

/s/ Rose, Snyder & Jacobs LLP

Rose, Snyder & Jacobs LLP

Encino, California

January 9, 2017